EXHIBIT 10.21

PROMISSORY NOTE

U.S. $125,000.00

August 24, 2005  Chandler, Arizona

The undersigned, DND Technologies, Inc., a Nevada corporation, with offices located at 375 E. Elliot Road Suite 6 Chandler, Arizona (85225) (“Borrower”), promises to pay to Douglas N. Dixon (“Lender”), the principal sum of One Hundred and Twenty Five Thousand Dollars ($125,000.00), with interest from the 24th day of August 2005 on the unpaid principal balance (the “Loan”). This instrument is secured by a lien on the inventories and accounts receivable of Aspect Systems, Inc., an Arizona corporation owned by the Borrower, in favor of Lender (the “Collateral”), subject to a lien by Merrill Lynch Business Financial Services (currently $873,528.15). Borrower promises to pay principal and interest evidenced hereby in accordance with the herein contained and set forth.

1.
Borrower promises to and shall pay Lender the principal of One Hundred and Twenty Five Thousand Dollars ($125,000.00), plus interest in the amount of Twelve Thousand and Five Hundred Dollars ($12,500.00), on or before the 24th day of October 2005 (“Maturity” or “Maturity Date”). The entire unpaid balance of the principal and interest, if not sooner paid, shall be and become due and payable at Maturity.

2.	Additional interest. In addition to the interest due and payable hereunder at the Contract Rate, Borrower shall pay to Lender as additional interest:

(a)	The Late Charge as provided in paragraph 6 hereafter, when applicable;

(b)	The Default Fee as provided in paragraph 7 hereafter and,

(c)	The Additional Sums as set forth in paragraph 14 hereafter, when applicable.

3.	Place of payment. Borrower shall make all payments to Lender at 2187 E. Victor Road, Gilbert, AZ 85296, or at such other place or places as Lender may designate in writing from time to time.

4.
Lawful money. All payments shall be in lawful money of the United States of America or in such other form which is acceptable to Lender. Lender’s acceptance of payment in any form other than lawful money of the United States of America for any partial payment required or permitted under the provisions of this Note shall not be a waiver of the requirement that any future payments be made in lawful money of the United States of America.

5.	No Prepayment penalties. Borrower shall have the right and option to prepay this Note at any time prior to maturity without penalty or premium.

6.
Late charge. Should the payment of principal and interest not be paid in full at Maturity, it is recognized by Borrower that Lender will incur extra expenses for handling of delinquent payments, the exact amount of such extra expense being the sum of Six thousand, Two Hundred and Fifty Dollars ($6,250.00). Therefore, in such event, the principal amount of One Hundred and Twenty Five Thousand Dollars ($125,000.00), plus interest in the amount of Twelve Thousand and Five Hundred Dollars ($12,500.00), and late charge of Six Thousand, Two Hundred and Fifty Dollars ($6,250.00) shall be due and payable on or before the 23rd day of November, 2005, or Borrower is to be declared in default hereunder.

7.	Default: This instrument is to be secured against loss as indicated in paragraph 12.

8.
Remedies cumulative. The rights or remedies of Lender as provided in any of the Purchase Documents shall be cumulative and concurrent, and may be pursued singularly, successively, or together against Borrower, any Guarantor hereof, and any other funds, property or security held by Lender for the payment hereof or otherwise at the sole, absolute and uncontrolled discretion of Lender. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the rights to exercise them at any later time.

9.
Consent and waiver of defenses. Except as otherwise provided herein, Borrower, and all indemnitors, endorsers, guarantors, sureties, accommodation parties, assuming parties hereof, and all other persons liable or to become liable for all or any part of this indebtedness jointly and severally waive all applicable exemption rights, whether under the state constitution, homestead laws or otherwise, and also jointly and severally waive diligence, presentment, protest and demand, and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time of payment, or of the terms of any of the Purchase Documents, agreed upon by Borrower, and further agree that any such renewal, extension or modification of the terms hereof, or of the terms of any of the Purchase Documents or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences, as agreed upon by Borrower, shall not affect the liability of any of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications which have been agreed upon by Borrower may be made without notice to any of said parties. All said parties hereby specifically consent to any future action whereby (i) this Note may from time to time be extended or renewed or its terms (including the terms of payment of principal or interest or both or any part thereof) otherwise modified, (ii) any of the provisions of any of the Purchase Documents may be amended or any requirement thereof or default thereunder waived or any departure therefrom consented to or any other forbearance or indulgence exercised with respect thereto, and (iii) any collateral now or hereafter securing this Note may be exchanged, substituted, realized upon, released, compromised, extended or otherwise dealt with or disposed of.

10.
Fees and expenses. Borrower, indemnitors, endorsers, guarantors, sureties, accommodation parties, assuming parties hereof and all other persons liable or to become liable on this Promissory Note, agree, jointly and severally, to pay all reasonable and customary costs of collection, including reasonable attorney’s fees as determined by the judge of the court and all reasonable costs of suit, in case the unpaid principal sum of this Note, or any payment of interest or principal and interest thereon or premium, is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure repossession, seizure or other enforcement by Lender of any of the Purchase Documents in which Lender shall be successful, or in the event Lender is made party to any litigation because of the existence of the indebtedness evidenced by this Note, or because of the existence of any of the Purchase Documents whether suit be brought or not, and whether through courts of original jurisdiction, as well as courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

11.
Amendment. This Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought; provided, however, that this paragraph shall in no way be a limitation on the provisions of the consents and waivers set forth in paragraph 9.

12.	This Note is secured by the inventories and accounts receivable of Aspect Systems, Inc., an Arizona corporation owned by Borrower.

13.	Interest not to exceed legal maximum. The stated rates and fees do not violate, and are legally allowable for the State of Arizona.

14.
Additional sums. All fees, charges, goods, things in action or any other sums or things of value (collectively, the “Additional Sums”) paid by Borrower to Lender, whether pursuant to this Note or otherwise howsoever with respect to the Loan or indebtedness evidenced hereby shall, for the purpose of any laws of the State of Arizona which may limit the maximum rate of interest to be charged with respect to such loan or indebtedness, be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and contracted rate of interest described above shall be deemed to be increased by the Additional Sums.

15.
Successors and assigns. whenever used herein, the words “Borrower” and “Lender” shall be deemed to include their respective heirs, personal representatives, successors and assigns. This paragraph shall not be a consent by Lender for Borrower to assign or transfer any property securing payment hereof or any rights, powers, obligations or duties of Borrower.

16.
Choice of laws. Except where preempted by the laws of the United States, or regulations promulgated thereunder, this Note shall be governed by the laws of the State of Arizona, and all parties agree and consent to Maricopa County, Arizona as the proper forum for the resolution of any and all disputes.

17.
Notice. All notices or other communications required or permitted to be given or delivered under this Note shall be in writing and delivered (a) by hand against receipted copy, or (b) by certified or registered mail, return receipt requested, with a copy by first class mail, in each case, postage prepaid, and addressed or delivered to the addresses hereinafter set forth, or to such other address as Borrower or Lender may designate by giving notice in the foregoing manner:

If intended for Borrower:

DND Technologies, Inc.
C/o G. Dennis Key, CEO
Aspect Systems, Inc.
375 E. Elliot Road
Suite 6
Chandler, Arizona 85225

If intended for Lender:

Douglas N. Dixon
2187 E. Victor Road
Gilbert, AZ 85296

18.
Integrated contract. This Note, and any Collateral Security Agreement shall be and become an integrated contract, and all terms, conditions and provisions hereof and thereof shall survive the closing of the loan contemplated hereby and the recording of all financing statements.

19.	Exercise of remedies. Failure to pay principal or interest shall carry no cure period, and default shall be immediate upon such failure to pay.

20.
Attorneys’ fees. Notwithstanding any provision hereof to the contrary, if any dispute arising under the terms of this Note or any of the Purchase Documents shall result in litigation, the prevailing party shall, in addition to any other relief granted or awarded by the court, be entitled to an award of reasonable attorneys’ fees to be determined by the judge of the court.

21.	Headings. The paragraph headings used herein are for convenience only and are not to be used to interpret or construe this Note.

22.	Time is of the Essence. Time is hereby declared to be of the essence for the performance of all conditions and obligations herein set forth.

EXECUTED the dates set forth below to be effective the date first above written.

Dated: August 24, 2005

ACCEPTED AND APPROVED AS TO FORM AND CONTENT:

/s/G. Dennis Key

G. Dennis Key